{BENIHANA INC. LETTERHEAD}




                        Urgent: Vote the WHITE Proxy Card




Dear Fellow Shareholder:

           You may have received a proxy statement and blue proxy card from Benihana of Tokyo, Inc. ("BOT') in connection with the solicitation of proxies to elect two nominees to your Board of Directors to be voted on by the holders of Benihana Inc.'s (the "Company") Common Stock at the annual meeting to be held on September 28, 2004.

           Your Board of Directors has already nominated Kevin Y. Aoki as a common stock director, but we strongly oppose BOT's attempt to replace Yoshihiro Sano with its nominee, Lewis Jaffe. Mr. Jaffe, the Aoki family's designee, has no experience in the food service industry based on the information provided in BOT's filings with the Securities and Exchange Commission (the "SEC"), and BOT has stated in those filings that Mr. Jaffe does not have any specific strategies he intends to pursue to improve the Company.

           By contrast, Yoshihiro Sano, the management's nominee, has extensive experience in the food service industry, has been a director of the Company since 2003 and is intimately familiar with (and in a unique position to continue to contribute to) its planned growth strategy.

           Under the leadership of the current Board of Directors, revenues have increased markedly over the past five years and profitability has been maintained notwithstanding the incurrence of costs associated with the acquisition and opening of restaurants, increased competition and escalating health care and commodity costs that have adversely impacted our entire industry. The stock market has recognized these achievements. The Company's stock has significantly out performed both its peers and the market in general as evidenced by the performance graph included in the recently mailed 2004 Proxy
Statement: $100 invested in Benihana's stock at fiscal year end 1999 was worth $148.10 at the end of fiscal 2004 versus $99.72 if invested in restaurant companies included in the SIC Code Index and $87.25 if invested in the NASDAQ Market Index .


              FOR THESE REASONS, WE URGE YOU TO VOTE ONLY THE WHITE
                                   PROXY CARD.

BOT'S agenda
------------

           BOT is owned by The Benihana Protective Trust (and is controlled by Rocky Aoki's three children--Kana Aoki, Kevin Aoki, and Kyle Aoki. As evidenced by its soliciting materials filed with the SEC, the Aoki family opposes the Company's recent equity financing discussed below not on its merits, but because it will result in the issuance of additional shares of Common Stock and thus reduce the family's voting power. BOT has stated in its soliciting materials that the dilution to its voting power with respect to the Company's Common Stock will have an adverse impact on BOT's ability to influence or control votes of the common stockholders, including the election of the Company Directors and we believe that IN OPPOSING THIS FINANCING, THE AOKI FAMILY IS ACTING SOLELY IN ITS OWN INTEREST AND WITHOUT CONSIDERATION OR REGARD TO THE INTERESTS OF OTHER SHAREHOLDERS. The Aoki family has consistently been a seller, not a buyer of the Company's stock. Since June, 2001 alone, the Aoki family has sold 595,571 shares of Class A stock (including 82,500 shares sold by Rocky Aoki personally of which 25,000 shares were sold as recently as June, 2004 and 116,000 shares that the Company has been advised is to be sold by the Benihana Protective Trust), and it now owns only approximately 18% of both classes of the Company's common equity. Despite its consistent pattern of sales and declining equity stake, the Aoki family's percentage ownership of the Company's Common Stock has increased because other Common Stock shareholders have been converting shares into Class A Common Stock. These trends and the potential dangers and inequities they represent only underline the critical need for a board of directors which is dedicated to the interests of all shareholders.

           Unfortunately, we now find ourselves in a costly proxy fight because of the Aoki family's opposition to a financing, the proceeds of which will be utilized to enhance shareholder value by improving existing restaurants and continuing the Company's growth.

           Management believes that its strategy to increase profitability has been of utmost importance to its shareholders and has devised a growth strategy involving select acquisitions, construction of new restaurant units and the refurbishing older restaurants, some of which are more than twenty years old. Substantial additional financing was necessary to execute the plan of making needed improvements to existing restaurants and to continue to grow.

           In early July, the Company entered into an agreement with BFC Financial Corporation ("BFC") providing for BFC to purchase $20 million of a new preferred stock convertible into and voting together with the Common Stock. Ten million dollars of the preferred stock was issued in July. The balance is expected to be issued in fiscal year 2006. The financing was critical to the Company, and it was determined by your Board of Directors after deliberations with its independent financial advisor that it was necessary and the correct course of action for the Company to take.

           BOT's proxy describes three different financing proposals it obtained in the "eleventh hour" only to avoid diluting its interest. Management reviewed these proposals with the Company's financial advisor and concluded that they were incomplete, inadequate and superficial.

Unnecessary legal action
------------------------

On July 2, 2004, BOT commenced a lawsuit in the Court of Chancery of the State of Delaware against the Company, members of the Board of Directors and BFC seeking rescission of the sale of the preferred stock to BFC. The Company believes that there is no merit to the action brought by BOT. The allegations made by BOT in its filings with the SEC that the Board sought to entrench itself through this financing transaction and that it results from several of the Company's Directors having either a financial interest or a direct or indirect fiduciary relationship with BFC rather than to serve a legitimate corporate purpose are contradicted by the facts that the transaction leaves BOT in control of what is by far the single largest block of votes held by any shareholder. Further, the financing transaction is demonstrably necessary to the continued growth and vitality of the Company and your Board of Directors has determined that it is in the best interests of the Company and all of its shareholders.

We urge you to support your Board of Directors
----------------------------------------------

           The Board unanimously supports its nominees and urges shareholders to sign, date and return the enclosed WHITE proxy card. SIMPLY IGNORE THE BLUE PROXY CARD. You can support the Board of Directors only if you vote on the WHITE proxy card.

           Shareholders who need assistance in voting their shares correctly should immediately call Georgeson Shareholder Communications toll-free at (866) 432-2791.

Forward-Looking Statements
--------------------------

           This presentation contains various "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs concerning future events, including unit growth, future capital expenditures, and other operating information. In addition, no assurance can be given that the election of our nominees will enhance shareholder value or that we will achieve any other desired results.

           A number of factors could, either individually or in combination, cause actual results to differ materially from those included in the forward-looking statements, including changes in consumer preferences, fluctuations in commodity prices, availability of employees, changes in the economy, trend cycles in the industry, and in consumer disposable income, competition, availability of locations, weather conditions in areas in which we and our franchisees operate, acceptance of our concepts, changes in governmental laws and regulations, ability to complete construction and obtain governmental permits on a reasonably timely basis and other factors that we cannot presently foresee.

Sincerely,


Joel A. Schwartz
President and Chief Executive Officer


  If you have questions or need assistance in voting your shares, please call:


                              Georgeson Shareholder
                           17 State Street, 10th Floor
                               New York, NY 10004
                           (866) 432-2791 (Toll Free)

                                  BENIHANA INC.

                                  Class A Stock

      Proxy - For the Annual Meeting of Stockholders - September 28, 2004.


This Proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints Joel A. Schwartz and Darwin C. Dornbush, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Class A Stock of BENIHANA INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on September 28, 2004 at 10:00 a.m. at Inter-Continental West Miami Hotel, 2505 Northwest 87th Avenue, Miami, Florida 33172, and any adjournment thereof on all matters coming before said meeting.

In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is in accordance with the recommendation of the Board of Directors set forth on this card.

The Board of Directors Recommends a Vote FOR the election of the nominee of the Board of Directors, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent accountants.

For each proposal, mark one box |_| in blue or black ink.

Election of Class III Directors                                WITHHOLD
                                                               AUTHORITY
Joel A. Schwartz                                              to vote for the
                                     FOR the nominee          director listed
                                      listed at left             at left

                                          |_|                     |_|


Ratification of Deloitte & Touche LLP as Independent Accountants.

           FOR                   AGAINST              ABSTAIN

           |_|                     |_|                   |_|

Please sign here exactly as your name(s) appear(s) on this Proxy.


-----------------------------------------------
(Signature)

-----------------------------------------------
(Signature)
                            Dated:                      , 2004
                                    --------------------

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is partnership, please sign in partnership name by authorized person.

                                  BENIHANA INC.

                                  Common Stock

      Proxy - For the Annual Meeting of Stockholders - September 28, 2004.


This Proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints Joel A. Schwartz and Darwin C. Dornbush, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Class A Stock of BENIHANA INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on September 28, 2004 at 10:00 a.m. at Inter-Continental West Miami Hotel, 2505 Northwest 87th Avenue, Miami, Florida 33172, and any adjournment thereof on all matters coming before said meeting.

In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is in accordance with the recommendation of the Board of Directors set forth on this card.

The Board of Directors Recommends a Vote FOR the election of the nominees of the Board of Directors and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent accountants.

For each proposal, mark one box |_| in blue or black ink.

Election of Class III Directors      FOR each of the           WITHHOLD
                                    nominees listed at         AUTHORITY
Yoshihiro Sano                      left (except as          to vote for the
Kevin Y. Aoki                       marked to the            director listed
                                     contrary below)             at left

                                          |_|                     |_|

(Instruction: To withhold authority
to vote for any individual nominee,
write that nominee's name in the
space provided below.)


-----------------------------------

Ratification of Deloitte & Touche LLP as Independent Accountants.

           FOR                   AGAINST              ABSTAIN

           |_|                     |_|                   |_|

Please sign here exactly as your name(s) appear(s) on this Proxy.


-----------------------------------------------
(Signature)

-----------------------------------------------
(Signature)
                            Dated:                      , 2004
                                    --------------------

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is partnership, please sign in partnership name by authorized person.